SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2000

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code)

ITEM 5.     Other Events.

In a release dated October 24, 2000, Compaq Computer Corporation (NYSE: CPQ) announced second quarter 2000 net income of $550 million, or $0.31 per diluted common share, an increase of $0.23 cents per diluted common share or 288 percent year-over year. Excluding net investment income of $25 million after tax, earnings per diluted common share were $0.30. A live audio webcast of Compaq's conference call with members of the press and financial community followed the earnings release. A replay of the audio webcast is available at www.compaq.com/newsroom/presspaq/102400/index.html. The news release is attached as Exhibit 99.1.

On October 24, 2000, Compaq posted to its website its "Business Outlook and Discussion of Financial Results, Third Quarter 2000," to supplement the information in the release of its financial results for the quarter ended September 30, 2000. This document, which contains unaudited financial information, is attached as Exhibit 99.2.

ITEM 7.      Financial Statements and Exhibits.

Exhibit 99.1     News Release dated October 24, 2000 is attached.
Exhibit 99.2     Business Outlook and Discussion of Financial Results, Third Quarter 2000 is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: October 25, 2000	By: /s/ Linda S. Auwers Linda S. Auwers Vice President, Associate General Counsel and Secretary

Exhibit Index

                 Exhibit No.                        Description

                     99.1                       News Release dated October 24, 2000

                     99.2                       Business Outlook and Discussion of Financial Results, Third Quarter 2000